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                                                                     EXHIBIT 2.3

            ARTICLES OF MERGER OF DOMESTIC AND FOREIGN CORPORATIONS

To:
Department of Consumer and Regulatory Affairs
Business Regulation Administration
Corporations Division

Washington, D.C. 20001

Pursuant to the provisions of Title 29, Chapter 3 of the Code of Law of the District of Columbia, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

               Name                                    State of Organization
               ----                                    ---------------------
               HBOA.COM, Inc.                          District of Columbia
               Ingenu Incorporated                     Florida


SECOND: The laws of the state of Florida under which such foreign corporation (Ingenu Incorporated) is organized permit such merger.

THIRD: The name of the surviving corporation is INGENU INCORPORATED and it is to be governed by the laws of Florida.

FOURTH: The Plan of Merger between HBOA.COM, INC. and INGENU INCORPORATED is set forth as follows:

         This is a Plan and Agreement of Merger ("Agreement") between HBOA.COM, Inc., a District of Columbia corporation (the "Disappearing Corp." or "HBOA-DC"), and Ingenu Incorporated, a Florida corporation (the "Surviving Corp." or "Ingenu-FL"), (collectively the "Constituent Corporations"). A Plan of Merger ("Plan") in accordance with (1) the provisions of Title 29, Chapter 3 of the Code of Law and the District of Columbia (the "District of Columbia Business Corporation Act"), and (2) Section 607.1101 of the Florida Business Corporation Act and (3) Section 368(a)(1)(A) of the Internal Revenue Code, as amended, by reason of Section 368(a)(2)(E) is adopted as follows:



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         1. Merger. HBOA-DC shall be merged with and into Ingenu-FL, to exist and be governed by the laws of the State of Florida. The name of the Surviving Corporation shall be Ingenu Incorporated, a Florida corporation.

         2. Articles of Incorporation, Bylaws, Officers and Directors. The Articles of Incorporation and Bylaws of Surviving Corp., as in effect immediately before the Effective Date of the Merger (the "Effective Date") shall, without any changes, be the Articles of Incorporation of the Surviving Corp. from and after the Effective Date until further amended as permitted by law. The persons serving as officers and directors of the Surviving Corp., before the Effective Date of the Merger, shall continue to serve as the officers and directors of the Surviving Corp. after the Effective Date of the Merger.

         3. Conversion of Stock. The shareholders of the Disappearing Corp. will surrender all of their shares in the manner hereinafter set forth. In exchange for the shares of Disappearing Corp. surrendered by its shareholders, the Surviving Corp. will issue and transfer to these shareholders, shares of common stock of Mizar Energy Company, a Colorado corporation ( "Mizar"), the parent corporation of the Surviving Corp., on the following basis: upon the Effective Date, each share of common stock of the Disappearing Corporation that shall be issued and outstanding at that Effective Date shall by virtue of the Merger and without any action on the part of the holder be converted into and exchanged into 8,569,300 shares of common stock of Mizar in accordance with this Plan. The 8,569,300 shares of common stock of the Disappearing Corp., issued and outstanding immediately prior to the Effective Date, shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive 8,569,300 newly issued, fully paid, and non-assessable shares of common stock of Mizar, issuable ratably to the holders thereof. Each share of Mizar's stock that is issued and outstanding on the Effective Date shall continue as outstanding shares of Mizar's stock.

         4. Satisfaction of Rights of Disappearing Corp. Shareholders. All shares of Surviving Corp.'s stock into which shares of Disappearing Corp.'s stock shall have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

         5. Fractional Shares. Fractional shares of Mizar's stock will not be issued. Any fractional share interest will result in the adjustment of the number of shares upward or downward to the nearest whole share.

         6. Effect of Merger. On the Effective Date, the separate corporate existence of Disappearing Corp. shall cease, and Surviving Corp. shall be fully vested in and shall succeed, without other transfer, to all the rights, privileges, immunities, powers, franchises and property of Disappearing Corp. and shall be subject to all the debts restrictions, liabilities, disabilities, and duties of the Disappearing Corp. in the same manner as if the Surviving Corp. had itself incurred them. The Surviving Corp. will carry on business with the assets of Disappearing Corp., as well as with the assets of Surviving Corp. All rights of creditors and all liens on the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the merger.



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         7. Supplemental Action. If at any time after the Effective Date
Surviving Corp. shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Surviving Corp. or Disappearing Corp., as the case may be, whether past or remaining in office, shall execute and deliver, on the request of Surviving Corp., any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in Surviving Corp., or to otherwise carry out the provisions of this Plan.

         8. Filing with the District of Columbia and Florida Secretary of State and Effective Date. At the Closing, the Disappearing Corp. and Surviving Corp. shall cause their respective Chief Executive Officers to execute and file (1) these Articles of Merger with the Department of Consumer and Regulatory Affairs, Business Regulation Administration, Corporations Division for the District of Columbia and (2) Articles of Merger with the Florida Secretary of State (the "Florida Articles of Merger"), in the form attached to this Agreement and upon such execution this Plan shall be deemed incorporated by reference into the Florida Articles of Merger as if fully set forth in such Florida Articles of Merger and shall become an exhibit to such Florida Articles of Merger. The Disappearing Corp. shall file this Plan in Articles of Merger with the Mayor of the District of Columbia. After the Mayor of the District of Columbia issues a certificate of Merger, the Surviving Corporation shall file the Florida Articles of Merger with the Florida Secretary of State. In accordance with s. 607.1105 of the Act, the Florida Articles of Merger shall specify the "Effective Date," which shall be the filing date of the Florida Articles of Merger with the Secretary of State of Florida.

         9. Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by the one of the Constituent Corporations which is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of the Constituent Corporations by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with Section 607.1103 of the Florida Act and the District of Columbia Business Corporation Act.

         10. Termination. At any time before the Effective Date (whether before or after filing of Articles of Merger), this Plan may be terminated and the Merger abandoned by mutual consent of the Boards of Directors of both Constituent Corporations, notwithstanding favorable action by the shareholders of the respective Constituent Corporations.

FIFTH: The Plan of Merger dated May 24, 2000, ("Plan of Merger) setting forth the terms and conditions of the merger of HBOA-DC with and into Ingenu-FL was approved and adopted by a majority of the shareholders of HBOA- DC by written consent effective as of May 24, 2000, and all of the directors of HBOA- DC by unanimous written consent effective as of May 24, 2000. The directors and shareholders approved the merger in accordance with the laws of the District of Columbia and the Articles of Incorporation and Bylaws of HBOA-DC.

         The Plan of Merger setting forth the terms and conditions of the merger of HBOA-DC with and into Ingenu-FL was approved and adopted by a majority of the shareholders of Ingenu-FL at a


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special meeting held on May 24, 2000 and all of the directors of Ingenu-FL by unanimous written consent on May 24, 2000. The directors and shareholders approved the merger in accordance with the laws of Florida and the Articles of Incorporation and Bylaws of Ingenu-FL.

SIXTH: Ingenu-FL hereby: (a) agrees that is may be served with process in the state of Florida, city of Ft. Lauderdale, 2400 E. Commercial Boulevard, Suite 221, Ft. Lauderdale, Florida 33308 in any proceeding for the enforcement of any obligation of HBOA-DC, the undersigned domestic corporation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against Ingenu-FL, the surviving corporation; (b) irrevocably appoints the Corporations Division for the District of Columbia as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the dissenting shareholders of HBOA, Inc., such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Code of Laws of the District of Columbia, with respect to the rights of dissenting shareholders.

Date: May 26, 2000

                                 HBOA.COM, INC., a District of Columbia
                                 corporation

                                          /s/ Gary Verdier
                                          -------------------------------------
                                          Chief Executive Officer and Chairman

                                          (Corporate Seal)

                                          INGENU INCORPORATED, a Florida
                                          corporation

                                          /s/ Melinda Carlisle
                                          -------------------------------------
                                          Melinda Carlisle
                                          Chief Executive Officer and Chairman

                                          (Corporate Seal)